UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 30, 2014

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

7740 East Evans Rd.

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 30, 2014, the Registrant entered into a Marketing Services Agreement (“Agreement”)  with HR Baer Consulting, LLC (“HBC”).

Under the Agreement, HBC will provide marketing advisory services to the Registrant, including with respect to the marketing and promotion of its cannabis related internet domain names and related websites.  The objective of these marketing related services is to expand the Registrant’s online presence and related businesses. HBC has agreed to provide these services without compensation during the term of the agreement. The Registrant has agreed that, if it determines that HBC’s marketing related services enabled it to successfully expand its online presence and related businesses, it will use reasonable efforts to negotiate with HBC to enter into a new fee for services agreement under which HBC will be paid reasonable monthly compensation for ongoing marketing services.  The Agreement may be terminated by either HBC or Northsight upon five (5) day’s written notice.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	May 30, 2014	By:	/s/John Gorman
John Gorman, President

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